                                                                 Exhibit 3(f)(i)

                           ARTICLES OF INCORPORATION

                                       OF

                     FAMILY TELECOMMUNICATIONS INCORPORATED


     The undersigned person who is eighteen (18) years of age or older, acting incorporator under the Provisions of Utah's Revised Business Corporation Act (hereinafter referred to as the "Act") adopts the following Articles of
Incorporation:

                                   ARTICLE I

     The name of this corporation if Family Telecommunications Incorporated (the "corporation").

                                   ARTICLE II

     The corporation is organized for the purpose of providing services in the telecommunications industry and nay activities ancillary thereto and to engage in any lawful act or activity for which corporations may be organized under the Act.

                                  ARTICLE III

     The aggregate number of shares which this corporation shall have authority to issue in ten million common shares.

                                  ARTICLE IV

     The address of the initial registered office of the corporation is 376 East 400 South, Suite 300, Salt Lake City, Utah 84111. The name of the initial registered agent of the corporation at that address is Gary R. Henrie.

                                   ARTICLE V

     To the fullest extent permitted by the Act or any other applicable law as now in effect or as it may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director.

     Neither any amendment nor repeal of this Article V, nor the adoption of any provision in these Articles of Incorporation inconsistent with this Article V, shall eliminate or reduce the effect of this Article V in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article V, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE VI

     To the fullest extent permitted by the Act or any other applicable law as now in effect or as it may hereafter be amended, if any officer or director of this corporation is made a party to a proceeding because he is or was an officer or director of this corporation, the corporation shall indemnify the officer or director against liability incurred in the proceeding and advance expenses to the officer or director with respect to the proceeding, if:

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

     his conduct was in good faith;

     he reasonably believes that his conduct was in, or not opposed to the corporation's best interests; and

     in the case of any criminal proceeding,, he had no reasonable cause to believe his conduct was unlawful

     Neither any amendment nor repeal of this Article VI, nor the adoption of any provision in these Articles of Incorporation with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any right to advancement of expenses or indemnification arising out of an event occurring prior to such amendment, repeal or adoption of an inconsistent provisions.

                                  ARTICLE VII

     The name and address of the incorporator of the corporation is as follows:

                        Gary R. Henrie
                        3376 East 400 South, Suite 300
                        Salt Lake City, Utah  84111

     IN WITNESS WHEREOF, the undersigned, being the incorporator of the corporation, executes these Articles of Incorporation and certifies to the truth of the facts as stated herein this 20/th/ day of March, 1996.

                                       INCORPORATOR:


                                       --------------------------------
                                       Gary R. Henrie


The appointment of the undersigned as the initial registered agent of the corporation is hereby accepted.


                                       -------------------------------
                                       Gary R. Henrie


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

                                                                Exhibit 3(f)(ii)

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                     FAMILY TELECOMMUNICATIONS INCORPORATED

     Pursuant to the provisions of Section 16-10a-1003 and 16-10a-1006, of the Utah Revised Business Corporation Act (the "ACT"), the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation (the "Amendment"):

     FIRST.    The name of the corporation is Family Telecommunications
Incorporated.

     SECOND:   The text of ARTICLE III is hereby amended and restated so that it reads in its entirety as follows:


                                  ARTICLE III

     The aggregated number of shares which this corporation shall have authority to issue is five million common shares, with each share having a par value of one-tenth cent ($.001).

     THIRD. These Articles of Amendment do not provide for an exchange, reclassification or cancellation of issued shares. These Articles of Amendment amend Article III of the Articles of Incorporation in effect prior to the adoption of the Articles of Amendment to the Articles of Incorporation.

     FOURTH: The Articles of Amendment to the Articles of Incorporation were adopted by the shareholders of the corporation on August 28, 1996.

     FIFTH:   Shares of the corporation issued and outstanding on August 28,
1996 total two million (2,000,000) common shares, among which there are no separate voting groups.

     SIXTH. The Articles of Amendment were approved by the shareholders of the corporation with two million (2,000,000) shares voting for the Articles of Amendment, and zero (0) voting against the Articles of Amendment, and zero (0) shares abstaining.

     IN WITNESS WHEREOF, the undersigned, being the President of the corporation, executes these Articles of Amendment to the Articles of Incorporation this 28th day of August, 1996, and affirms under penalties of perjury, that the adoption of the Articles of Amendment to the Articles of Incorporation is the act and deed of the corporation on behalf of which these Articles of Amendment to the Articles of Incorporation are executed, and the facts set forth herein are true.

                                       FAMILY TELECOMMUNICATIONS INCORPORATED

                                       By:
                                            ---------------------------------
                                            Robert W. Edwards, President





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